EXHIBIT 99.01

Chegg Reports 2024 Third Quarter Earnings

SANTA CLARA, Calif., November 12, 2024 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), the leading student-first connected learning platform, today reported financial results for the three months ended September 30, 2024.

“While the global education industry continues to experience tremendous change, in Q3, we showed early progress against our strategic plan and delivered better-than-expected revenue and adjusted EBITDA. However, recent technology shifts and generative AI have created significant headwinds, and as a result, we are undertaking an additional restructuring,” said Nathan Schultz, Chief Executive Officer & President of Chegg, Inc. “There continues to be a market of students looking for the high-quality, proven, and differentiated learning expertise Chegg provides, and we believe our brand and product experience are resilient and will endure.”

In November 2024, our Board of Directors approved a $300.0 million increase to our existing securities repurchase program authorizing the repurchase of our common stock and/or convertible notes, through open market purchases, block trades, and/or privately negotiated transactions or pursuant to Rule 10b5-1 plans, in compliance with applicable securities laws and other legal requirements. The timing, volume, and nature of the repurchases will be determined by management based on the capital needs of the business, market conditions, applicable legal requirements, and other factors. After the November 2024 increase, we have $303.7 million remaining under the securities repurchase program, which has no expiration date and will continue until otherwise suspended, terminated or modified at any time for any reason by our board of directors.

Third Quarter 2024 Highlights

•Total Net Revenues of $136.6 million, a decrease of 13% year-over-year
•Subscription Services Revenues of $119.8 million, a decrease of 14% year-over-year
•Gross Margin of 68%
•Non-GAAP Gross Margin of 70%
•Net Loss was $212.6 million
•Non-GAAP Net Income was $9.8 million
•Adjusted EBITDA was $22.3 million
•3.8 million Subscription Services subscribers, a decrease of 13% year-over-year

Total net revenues include revenues from Subscription Services and Skills and Other. Subscription Services includes revenues from our Chegg Study Pack, Chegg Study, Chegg Writing, Chegg Math, and Busuu offerings. Skills and Other includes revenues from Chegg Skills, Advertising, and any other revenues not included in Subscription Services.

For more information about non-GAAP net income, non-GAAP gross margin and adjusted EBITDA, and a reconciliation of non-GAAP net income to net (loss) income, gross margin to non-GAAP gross margin and adjusted EBITDA to net (loss) income, see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

Fourth Quarter 2024

•Total Net Revenues in the range of $141 million to $143 million
•Subscription Services Revenues in the range of $126 million to $128 million
•Gross Margin between 67% and 68%
•Adjusted EBITDA in the range of $32 million to $34 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the fourth quarter 2024, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com.

Prepared Remarks - Nathan Schultz, CEO & President Chegg, Inc.

Thank you, Tracey. Hello everyone and thank you for joining Chegg’s third-quarter earnings call. I’ll start today by walking you through our Q3 results, and then discuss important shifts in our competitive landscape and what they mean for our business going forward.

In Q3, while the global education industry continues to experience tremendous change, we have shown early progress against the strategic plan we outlined in June. As a result of this work, in Q3 we delivered better-than-expected revenue of $137 million and $22 million in adjusted EBITDA. Engagement remained high with the number of questions asked in the quarter up 79% year-over-year and our Q3 Chegg Study and Study Pack monthly retention rate increased 30 basis points year-over-year.

However, technology shifts have created headwinds for our industry and Chegg’s business specifically. Recent advancements in the AI search experience and the adoption of free and paid generative AI services by students, have resulted in challenges for Chegg. These factors are adversely affecting our business outlook and are requiring us to refocus and adjust the size of our business.

Even in the face of adversity, there continues to be a large market of students looking for the high-quality, proven learning experience that Chegg provides. We will continue to enthusiastically serve this audience, and I remain optimistic in the outlook for us to extend our brand, individualize our product and weather these challenges.

The first impact I’d like to discuss is Google’s broad rollout of its AI Overviews search experience, or AIO, which displays AI-generated content at the top of a search results page. This experience keeps users on Google’s search results page instead of leading them onto third-party sites such as Chegg. This rollout has been rapid, and while we’ve been monitoring the development of AIO all year, it was not until mid-August that this search experience significantly expanded. It’s our belief that the prevalence of AIO will only continue to increase, and that Google, in its attempt to maintain market share, is shifting from being a search origination point to the destination, disintermediating content sites like Chegg.

Second, across our industry, there has been a continued increase in the adoption of free and paid generative AI products. It has been widely reported and substantiated in industry research, that students are increasingly turning to generative AI for academic support, such as homework and exams. This issue impacts the education ecosystem at large, including universities and education technology companies broadly where students see generative AI products like Chat GPT as strong alternatives to vertically specialized solutions for education, such as Chegg.

These factors, the speed and scale of Google’s AIO rollout and student adoption of generative AI products, have negatively impacted our industry and our business. We have seen a sharp decline in overall traffic, and therefore, a decline in our outlook on revenue. Global non-subscriber traffic to Chegg declined year-over-year 8% in Q2, 19% in Q3, and we exited Q3 with trends looking even more unfavorable, at negative 37% year-over-year for the month of October.

We have taken all of this into account, and consequently, we do not expect to meet our 2025 goals of 30% adjusted EBITDA margin and $100 million in free cash flow.

Earlier this year, we undertook a strategic restructuring based on the environment in which we were operating. Since then, these new factors have come into play with immense speed and impact. As a result, we are undertaking an additional restructuring to further manage costs and align with the market.

Effective immediately, we are initiating a broad restructuring that will impact all groups across the company:
•We will reduce headcount by an additional 21%.
•We anticipate that these actions, along with additional operating expense savings, will result in annualized non-GAAP cost savings of $60-$70 million in 2025.
•The cost savings from the restructuring announced in June, coupled with the restructuring announced today, will result in a combined non-GAAP savings of $100-$120 million in 2025.

Even with this, we remain optimistic that there is an audience for Chegg. While it’s clear that some students will favor generative AI options, we believe there is still a large market of students who care about learning and are seeking products that improve their competency and outcomes. In an August 2024 quantitative study, we found that over 75% of high school and college students in North America show a high to medium willingness to pay for online educational tools if they significantly improve academic performance. Therefore, we believe there continues to be a student audience that is looking for high-quality content and proven learning expertise.

This is what differentiates Chegg from other generative AI tools today and why millions of learners depend on Chegg to provide meaningful learning experiences with the highest quality content possible. Fifteen years of deep expertise in understanding students, applying advanced learning science to the subjects and topics students learn, providing an archive of 132 million high-quality solutions, and human-supported output has created deep trust and awareness for Chegg. That’s why students continue to come directly to Chegg, even as the competitive environment evolves.

We have taken steps towards the strategic plan we laid out in June. We remain committed to developing a verticalized and individualized experience for education and supporting students throughout their entire learning journey, starting with academic support and eventually functional support.

Let me acknowledge the progress we have made on our strategic plan in the third quarter:

•We launched our “Small steps, big wins” brand marketing campaign, which is showing early signs of progress, with year-over-year improvements in click-thru-rate and conversion rate across many of our paid marketing channels.
•We introduced a content quality and satisfaction guarantee differentiating our service against generative AI and building trust and loyalty with our subscribers. While it is still early, it is driving a lift in new subscriber conversion rate.
•We implemented an ‘AI Arena’ that allows us to evaluate and introduce new frontier AI models in real-time to deliver the most accurate solutions for students and integrate AI into the full learning journey.
•We upgraded our QnA experience to align with our drive towards providing an individualized and adaptive learning solution. This effort has already shown an improvement in user engagement and retention.
•We launched an app on Discord as well as an Extension on Chrome to reach students where they are already spending time. These efforts connect students' study activities across sites, engage them with our product, create new pathways for product-driven growth, which we expect will reduce our reliance on SEO.
•We moved to a new vendor-based commerce platform, which will reduce our costs, provide flexibility and allow us to move faster as we continue to evolve our pricing and packaging programs.
•And finally, we launched four direct-to-institution partnerships, providing access to Chegg Study paid for by the institutional partner. These pilots allow us to gather valuable insights on how Chegg can enhance classroom learning, supporting our goal to diversify our customer acquisition and revenue streams, while strengthening Chegg's role in improving student learning outcomes.

As we head into the spring semester, you will continue to see our commitment to building and generating momentum with our brand, traffic, and product capabilities:

•We will continue to raise brand awareness with a new spring brand campaign. Our creative strategy builds on Chegg's long legacy of empowering students and our unique caring approach. The plan will activate across the full funnel, which we believe will bring new users in, create strong consideration and connection, and ultimately drive conversion. Based on what we learned this fall from Small Steps Big Wins, we believe this strategy will bring both audience expansion and acquisition efficiency.
•On the product front, we will continue delivering individualized learning solutions, specifically focusing on expanding into two of the most highly relevant use cases: practice and solution comparison. These are durable needs and core learner behaviors that support learning.

While we acknowledge the significance of the headwinds we covered earlier, Chegg has a deep legacy of serving students and we believe our brand and product experiences are resilient. We remain optimistic and will continue to be there for the students who have grown to rely on us. As you’ve heard, we are already taking steps to strengthen our experience and increase efficiency across the business.

This is a multi-year plan that will require patience, and we will continue to manage our expenses prudently as the competitive landscape evolves. We will keep focused on doing the right thing for our investors, our team, and the students we serve.

Before I end, I want to thank our employees around the world for their hard work and dedication. Their efforts and talents have helped support students and bring learning to life, and while this is a trying time for us all, I am confident that we will get through it.

With that, I’ll turn it over to David.

Prepared Remarks - David Longo, CFO Chegg, Inc.

Thank you, Nathan and good afternoon.

Today, I will present our financial performance for the third quarter of 2024 and the company’s outlook for Q4.

We delivered a solid third quarter. During the quarter, we remained focused on executing our strategic plan to deliver our AI-driven experience to students around the world, while we continued to prudently manage our expenses. We exceeded our Q3 guidance on both revenue and adjusted EBITDA, and our balance sheet remains healthy.

In the third quarter, total revenue was $137 million, down 13% year-over-year, including Subscription Services revenue of $120 million, which was down 14% year-over-year. We had 3.8 million subscribers in the quarter, representing a decline of 13%. Subscription Services ARPU was down 2% year-over-year, a one-point improvement from Q2 2024. Overall monthly retention for Chegg Study and Study Pack remained strong and was up 30 basis points year-over-year. Skills and Other revenue was $17 million, a decrease of 6% year-over-year. And we delivered adjusted EBITDA of $22 million which represented a margin of 16%.

We had two notable items this quarter. First, we recorded an impairment charge against our goodwill. As a result of continued industry pressure and declines in our market capitalization, and as required by accounting rules, we completed an impairment test on our goodwill which resulted in a $196 million non-cash impairment charge that was excluded from our Q3 adjusted EBITDA. Second, we reached a settlement agreement to resolve the Leventhal class action securities lawsuit. We recorded $55 million for the estimated contingent liability for the loss, along with a $55 million receivable for the insurance proceeds we expect to receive. These amounts had no impact on our Q3 adjusted EBITDA. While we strongly disagree with the premise of the case and deny all allegations of wrongdoing, the decision to settle the lawsuit was driven by the cost and burden of ongoing protracted class action litigation and the monetary costs of defending the case. We are happy to have this matter resolved.

Free cash flow was $24 million in the third quarter. Capital expenditures were $15.8 million in the quarter, down 32% year-over-year, of which $10 million were content costs. As we harness the power of AI, CapEx content costs were down 28% year-over-year, while the number of questions asked increased 79%.

Looking at the balance sheet, we ended the quarter with cash and investments of $631 million and a net cash balance of $30 million.

Today, we announced that our Board of Directors has authorized an increase of $300 million as part of our securities repurchase program. The program will allow us to buy back our convertible notes and/or common stock. Chegg had approximately $3.7 million remaining from its previously announced program.

As Nathan discussed earlier, we are executing a restructuring plan to better align our cost structure with recent industry challenges and the negative impact on our business. While these difficult decisions are essential for Chegg's future, we recognize the unfortunate impact they may have on many of our employees and their families.

Our restructuring will impact 319 employees, or approximately 21% of the company. In 2025, the company expects to realize non-GAAP expense savings of $60-$70 million from these employee departures, real estate savings, as well as other cost rationalizations. Chegg expects to incur a $22-$26 million charge related to the restructuring. Of this charge, $18-$22 million will be incurred in cash representing mostly severance payments, with the remaining amount representing non-cash charges. We expect that a substantial portion of the cash and non-cash charges will be incurred in the fourth quarter. We anticipate these activities and substantially all charges will be completed by June 30, 2025. The cost savings from the restructuring announced in June, coupled with the restructuring announced today, will result in a combined non-GAAP savings of $100-$120 million in 2025.

Moving on to Q4 guidance, we expect:

•Total revenue between $141 and $143 million, with Subscription Services revenue between $126 and $128 million;
•Gross margin to be in the range of 67 to 68 percent;
•And adjusted EBITDA between $32 and $34 million.

In closing, while our business outlook has significantly softened versus our prior expectations, and these numbers are not where we want them to be, like many companies in the ed-tech space, we are dealing with the challenges of a dynamically changing AI landscape. We are working to expand our best-in-class verticalized experience for students focused on improving their outcomes, however, it will take time to adjust to the new opportunity and see the benefits in our business results. In the meantime, we are committed to maintaining transparency about the industry and our business trends.

With that, I will turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018, or outside the U.S. +1-201-689-8471, five minutes prior to 1:30 p.m. Pacific Time (or 4:30 p.m. Eastern Time). A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 4:30 p.m. Pacific Time (or 7:30 p.m. Eastern Time) on November 12, 2024, until 8:59 p.m. Pacific Time (or 11:59 p.m. Eastern Time) on November 19, 2024, by calling 1-844-512-2921, or outside the U.S. +1-412-317-6671, with Conference ID 13749504. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, https://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg provides individualized learning support to students as they pursue their educational journeys. Available on demand 24/7 and powered by over a decade of learning insights, the Chegg platform offers students AI-powered academic support thoughtfully designed for education coupled with access to a vast network of subject matter experts who ensure quality. No matter the goal, level, or style, Chegg helps millions of students around the world learn with confidence by helping them build essential academic, life, and job skills to achieve success. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: Candace Sue, press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, non-GAAP net income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization or EBITDA, adjusted for share-based compensation expense, other income, net, acquisition-related compensation costs, impairment expense, restructuring charges, content and related assets charge and transitional logistic charges; (2) non-GAAP cost of revenues as cost of revenues excluding amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, content and related assets charge, and transitional logistic charges; (3) non-GAAP gross profit as gross profit excluding amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, content and related assets charge, and transitional logistic charges; (4) non-GAAP gross margin is defined as non-GAAP gross profit divided by net revenues, (5) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, impairment expense, impairment of lease related assets, and loss contingency; (6) non-GAAP income from operations as loss from operations excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, impairment expense, content and related assets charge, impairment of lease related assets, loss contingency, and transitional logistic charges; (7) non-GAAP net income as net (loss) income excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt issuance costs, the income tax effect of non-GAAP adjustments, restructuring charges, impairment expense, content and related assets charge, impairment of lease related assets, gain on sale of strategic equity investment, gain on early extinguishment of debt, loss contingency and transitional logistic charges; (8) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (9) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding; and (10) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” tables below, each of the non-GAAP financial measures excludes or includes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt issuance costs.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Income tax effect of non-GAAP adjustments.

We utilize a non-GAAP effective tax rate for evaluating our operating results, which is based on our current mid-term projections. This non-GAAP tax rate could change for various reasons including, but not limited to, significant changes resulting from tax legislation, changes to our corporate structure and other significant events. Chegg believes that the inclusion of the income tax effect of non-GAAP adjustments provides investors with a better comparison of period-over-period operating results.

Restructuring charges.

Restructuring charges represent expenses incurred in conjunction with a reduction in workforce. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are nonrecurring and the result of an event that is not considered a core-operating activity. Chegg believes that it is appropriate to exclude the restructuring charges from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment expense.

Impairment expense represents the impairment of goodwill, intangible assets, and property and equipment. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities and are not indicative of our ongoing operating performance. Chegg believes that it is appropriate to exclude the impairment expense from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

To conform with current quarter presentation, $3.6 million of impairment expense included within content and related assets charge during the three months and nine months ended September 30, 2023 has been reclassified to impairment expense. This change in presentation does not affect previously reported results.

Impairment of lease related assets.

The impairment of lease related assets represents impairment charge recorded on the ROU asset and leasehold improvements associated with the closure of our offices. The impairment of lease related assets is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Content and related assets charge.

The content and related assets charge represents a write off of certain content and related assets. The content and related assets charge is excluded from non-GAAP financial measures because it is the result of a discrete event that is not considered core-operating activities. Chegg believes that it is appropriate to exclude the content and related assets charge from non-GAAP financial measures because it enables the comparison of period-over-period operating results.

Gain on sale of strategic equity investment.

The gain on sale of strategic equity investment represents a one-time event to record the sale of our equity investment in Sound Ventures. We believe that it is appropriate to exclude the gain from non-GAAP financial measure because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Gain on early extinguishment of debt.

The difference between the carrying amount of early extinguished debt and the reacquisition price is excluded from management's assessment of our operating performance because management believes that these non-cash gains are not indicative of ongoing operating performance. Chegg believes that the exclusion of the gain on early extinguishment of debt provides investors with a better comparison of period-over-period operating results.

Loss contingency.

We record a contingent liability for a loss contingency related to legal matters when a loss is both probable and reasonably estimable. The loss contingency is excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. Chegg believes that it is appropriate to exclude the loss contingency from non-GAAP financial measures because it enables the comparison of period-over-period operating results.

Transitional logistics charges.

The transitional logistics charges represent incremental expenses incurred as we transition our print textbooks to a third party. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs calculated under the treasury stock method.

Effect of shares related to convertible senior notes.

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding as they were antidilutive on a GAAP basis.

Free cash flow.

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, that there continues to be a large market of students looking for the high-quality, proven, and differentiated learning expertise and experience that Chegg provides, that we will continue to enthusiastically serve this audience, our ability to extend our brand, individualize our product and weather current and future business challenges, that our brand and product experience will endure, our intention to implement a program to purchase up to $300 million of our common stock and/or convertible notes, the expected timing, volume and nature of such securities repurchase program, the expiration of the program, our belief that the prevalence of AIO will continue to increase, that Google is shifting from being a search origination point to the destination, the disintermediation of content sites like Chegg, the impact of generative AI for academic support on the education ecosystem at large, including universities and education technology companies broadly, students' view that generative AI products like Chat GPT is a strong alternative to Chegg, our expectation that we will not meet our 2025 goals of 30% adjusted EBITDA margin and $100 million in free cash flow, the speed and scale of Google's AIO rollout, the student adoption of generative AI products, statements regarding Chegg's restructuring plan, reduction in force, the number of employees impacted, the amount of the charges in connection with the actions, the timing that such charges will be incurred, the impact of the actions on our non-GAAP financial measures, the amount of the cost savings and the timing of those savings, that there is an audience for Chegg, what differentiates Chegg from other generative I tools, why millions of learners depend on Chegg, why students come directly to Chegg, even as the competitive environment evolves, our commitment to developing a verticalized and individualized experience for education, supporting students throughout their entire learning journey, starting with academic support and eventually functional support, our expectation that our efforts on Discord and Chrome to reach students where they are will engage them with our product, create new pathways for product-driven growth, and reduce our reliance on SEO, that our new vendor-based commerce platform will reduce our costs, provide flexibility and allow us to move faster as we continue to evolve our pricing and packaging programs, our ability to diversify our customer acquisition and revenue streams while strengthening Chegg's role in improving student learning outcomes, our commitment to building and generating momentum with our brand, traffic, and product capabilities, our ability to raise brand awareness with a new spring brand campaign and that this campaign will bring new users in, create strong consideration and connection, and ultimately drive conversion, that we will bring both audience expansion and acquisition efficiency based on what we learned from prior brand marketing campaigns, that our product will continue to deliver individualized learning solutions, that our brand and product experiences are resilient, our ability to strengthen our student experience and increase efficiency across the business and to manage our expenses prudently as the competitive landscape evolves, the amount of the insurance proceeds that we expect to receive in the Leventhal class action securities lawsuit, our Q4 guidance, including total revenue, Subscription Services revenue, gross margin, and adjusted EBITDA, the time it will take to adjust to Chegg's new opportunity and see the benefits in our business results, as well as those included in the investor presentation referenced above, those included in the “Prepared Remarks” sections above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on Chegg’s business and the economy generally; Chegg’s ability to attract new learners to, and retain existing learners on, our learning platform; Chegg's innovation and offering of new products and services in response to technology and market developments, including AI; Chegg’s brand and reputation; the uncertainty surrounding the evolving educational landscape; enrollment and student behavior, including the impact of AI; Chegg’s ability to expand internationally; the efficacy of Chegg's efforts to drive user traffic, including search engine optimization, social media campaigns, and other marketing; the success of Chegg’s new product offerings, including 360 degrees of individualized academic and functional support; competition in all aspects of Chegg’s business, including with respect to AI and Chegg's expectation that such competition will increase; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; adoption of government regulation of education unfavorable to Chegg; the rate of adoption of Chegg’s offerings; mobile app stores and mobile operating systems making Chegg’s apps and mobile website available to students and to grow Chegg’s user base and increase their engagement; colleges and governments restricting online access or access to Chegg’s services; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s ability to build and expand its services offerings; Chegg’s ability to integrate acquired businesses and assets; the impact of seasonality and student behavior on the business; the outcome of any current litigation and investigations; misuse of Chegg’s platform and content; Chegg’s ability to effectively control operating costs; regulatory changes, in particular concerning privacy, marketing, and education; changes in the education market, including as a result of AI technology; and general economic, political and industry conditions, including inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on February 20, 2024 and Chegg's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 filed with the Securities and Exchange Commission on November 12, 2024, and could cause actual results to differ materially from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$152,073	$135,757
Short-term investments	209,003	194,257
Accounts receivable, net of allowance of $208 and $376 at September 30, 2024 and December 31, 2023, respectively	23,749	31,404
Prepaid expenses	24,706	20,980
Other current assets	86,980	32,437
Total current assets	496,511	414,835
Long-term investments	270,161	249,547
Property and equipment, net	177,882	183,073
Goodwill, net	—	631,995
Intangible assets, net	11,424	52,430
Right of use assets	29,071	25,130
Deferred tax assets, net	2,308	141,843
Other assets	15,315	28,382
Total assets	$1,002,672	$1,727,235
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$18,124	$28,184
Deferred revenue	44,355	55,336
Accrued liabilities	125,138	77,863
Current portion of convertible senior notes, net	358,222	357,079
Total current liabilities	545,839	518,462
Long-term liabilities
Convertible senior notes, net	243,242	242,758
Long-term operating lease liabilities	23,665	18,063
Other long-term liabilities	4,945	3,334
Total long-term liabilities	271,852	264,155
Total liabilities	817,691	782,617
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 103,967,436 and 102,823,700 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	104	103
Additional paid-in capital	1,098,242	1,031,627
Accumulated other comprehensive loss	(30,049)	(34,739)
Accumulated deficit	(883,316)	(52,373)
Total stockholders' equity	184,981	944,618
Total liabilities and stockholders' equity	$1,002,672	$1,727,235

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenues	$136,593	$157,854	$474,090	$528,308
Cost of revenues(1)	43,420	83,575	135,328	180,137
Gross profit	93,173	74,279	338,762	348,171
Operating expenses:
Research and development(1)	41,337	46,202	129,423	145,981
Sales and marketing(1)	26,508	28,872	80,428	96,845
General and administrative(1)	51,910	53,475	161,460	182,757
Impairment expense	195,708	3,600	677,239	3,600
Total operating expenses	315,463	132,149	1,048,550	429,183
Loss from operations	(222,290)	(57,870)	(709,788)	(81,012)
Interest expense and other income, net:
Interest expense	(658)	(733)	(1,959)	(3,115)
Other income, net	7,586	40,492	25,485	116,671
Total interest expense and other income, net	6,928	39,759	23,526	113,556
(Loss) income before benefit from (provision for) income taxes	(215,362)	(18,111)	(686,262)	32,544
Benefit from (provision for) income taxes	2,723	(172)	(144,681)	(24,029)
Net (loss) income	$(212,639)	$(18,283)	$(830,943)	$8,515
Net (loss) income per share
Basic	$(2.05)	$(0.16)	$(8.08)	$0.07
Diluted	$(2.05)	$(0.16)	$(8.08)	$(0.24)
Weighted average shares used to compute net (loss) income per share
Basic	103,723	115,407	102,893	119,001
Diluted	103,723	115,407	102,893	121,876

(1) Includes share-based compensation expense and restructuring charges as follows:

Share-based compensation expense:
Cost of revenues	$471	$598	$1,450	$1,685
Research and development	7,492	11,027	23,824	33,909
Sales and marketing	2,100	2,435	5,966	7,116
General and administrative	11,868	17,870	38,027	58,886
Total share-based compensation expense	$21,931	$31,930	$69,267	$101,596

Restructuring charges:
Cost of revenues	$12	$—	$203	$12
Research and development	827	—	2,909	1,692
Sales and marketing	—	—	906	1,228
General and administrative	1,273	—	4,822	2,772
Total restructuring charges	$2,112	$—	$8,840	$5,704

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(830,943)	$8,515
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Share-based compensation expense	69,267	101,596
Depreciation and amortization expense	58,966	108,945
Deferred income taxes	141,103	20,929
Operating lease expense, net	4,647	4,535
Amortization of debt issuance costs	1,628	2,610
Loss from write-off of property and equipment	2,024	3,578
Impairment expense	677,239	3,600
Gain on early extinguishment of debt	—	(85,926)
Loss contingency	5,100	7,000
Impairment on lease related assets	2,189	—
Other non-cash items	222	(389)
Change in assets and liabilities:
Accounts receivable	8,019	(6,908)
Prepaid expenses and other current assets	(55,725)	558
Other assets	(469)	8,671
Accounts payable	(8,308)	4,820
Deferred revenue	(11,763)	2,539
Accrued liabilities	46,849	(6,149)
Other liabilities	(2,968)	(9,810)
Net cash provided by operating activities	107,077	168,714
Cash flows from investing activities
Purchases of property and equipment	(61,659)	(57,298)
Proceeds from disposition of textbooks	—	9,787
Purchases of investments	(134,213)	(585,275)
Maturities of investments	96,907	561,197
Proceeds from sale of investments	—	238,681
Proceeds from sale of strategic equity investment	15,500	—
Purchase of strategic equity investment	—	(11,853)
Net cash (used in) provided by investing activities	(83,465)	155,239
Cash flows from financing activities
Proceeds from common stock issued under stock plans, net	2,191	3,108
Payment of taxes related to the net share settlement of equity awards	(8,648)	(13,857)
Repurchase of common stock	—	(186,368)
Repayment of convertible senior notes	—	(505,986)
Proceeds from exercise of convertible senior notes capped call	—	297
Net cash used in financing activities	(6,457)	(702,806)
Effect of exchange rate changes	(149)	(379)
Net increase (decrease) in cash, cash equivalents and restricted cash	17,006	(379,232)
Cash, cash equivalents and restricted cash, beginning of period	137,976	475,854
Cash, cash equivalents and restricted cash, end of period	$154,982	$96,622

	Nine Months Ended September 30,
	2024	2023
Supplemental cash flow data:
Cash paid during the period for:
Interest	$449	$741
Income taxes, net of refunds	$3,531	$8,368
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$6,329	$7,037
Right of use assets obtained in exchange for lease obligations:
Operating leases	$9,686	$12,407
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$4,771	$5,879

	September 30,
	2024	2023
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$152,073	$94,419
Restricted cash included in other current assets	454	60
Restricted cash included in other assets	2,455	2,143
Total cash, cash equivalents and restricted cash	$154,982	$96,622

CHEGG, INC.
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(212,639)	$(18,283)	$(830,943)	$8,515
Interest expense	658	733	1,959	3,115
Provision for income taxes	(2,723)	172	144,681	24,029
Depreciation and amortization expense	19,573	56,918	58,966	108,945
EBITDA	(195,131)	39,540	(625,337)	144,604
Share-based compensation expense	21,931	31,930	69,267	101,596
Other income, net	(7,586)	(40,492)	(25,485)	(116,671)
Acquisition-related compensation costs	132	209	560	6,086
Restructuring charges	2,112	—	8,840	5,704
Impairment expense	195,708	3,600	677,239	3,600
Impairment of lease related assets	—	—	2,189	—
Content and related assets charge	—	4,047	729	4,047
Loss contingency	5,100	—	5,100	7,000
Transitional logistics charges	—	—	—	253
Adjusted EBITDA	$22,266	$38,834	$113,102	$156,219

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenues	$43,420	$83,575	$135,328	$180,137
Amortization of intangible assets	(1,423)	(3,138)	(7,636)	(9,859)
Share-based compensation expense	(471)	(598)	(1,450)	(1,685)
Acquisition-related compensation costs	(5)	(5)	(16)	(17)
Restructuring charges	(12)	—	(203)	(12)
Content and related assets charge	—	(38,242)	(729)	(38,242)
Transitional logistics charges	—	—	—	(253)
Non-GAAP cost of revenues	$41,509	$41,592	$125,294	$130,069

Gross profit	$93,173	$74,279	$338,762	$348,171
Amortization of intangible assets	1,423	3,138	7,636	9,859
Share-based compensation expense	471	598	1,450	1,685
Acquisition-related compensation costs	5	5	16	17
Restructuring charges	12	—	203	12
Content and related assets charge	—	38,242	729	38,242
Transitional logistics charges	—	—	—	253
Non-GAAP gross profit	$95,084	$116,262	$348,796	$398,239

Gross margin %	68%	47%	71%	66%
Non-GAAP gross margin %	70%	74%	74%	75%

Operating expenses	$315,463	$132,149	$1,048,550	$429,183
Share-based compensation expense	(21,460)	(31,332)	(67,817)	(99,911)
Amortization of intangible assets	—	(2,935)	(1,291)	(8,823)
Acquisition-related compensation costs	(127)	(204)	(544)	(6,069)
Restructuring charges	(2,100)	—	(8,637)	(5,692)
Impairment expense	(195,708)	(3,600)	(677,239)	(3,600)
Impairment of lease related assets	—	—	(2,189)	—
Loss contingency	(5,100)	—	(5,100)	(7,000)
Non-GAAP operating expenses	$90,968	$94,078	$285,733	$298,088

Loss from operations	$(222,290)	$(57,870)	$(709,788)	$(81,012)
Share-based compensation expense	21,931	31,930	69,267	101,596
Amortization of intangible assets	1,423	6,073	8,927	18,682
Acquisition-related compensation costs	132	209	560	6,086
Restructuring charges	2,112	—	8,840	5,704
Impairment expense	195,708	3,600	677,239	3,600
Impairment of lease related assets	—	—	2,189	—
Content and related assets charge	—	38,242	729	38,242
Transitional logistics charges	—	—	—	253
Loss contingency	5,100	—	5,100	7,000
Non-GAAP income from operations	$4,116	$22,184	$63,063	$100,151

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(212,639)	$(18,283)	$(830,943)	$8,515
Share-based compensation expense	21,931	31,930	69,267	101,596
Amortization of intangible assets	1,423	6,073	8,927	18,682
Acquisition-related compensation costs	132	209	560	6,086
Amortization of debt issuance costs	547	622	1,628	2,610
Income tax effect of non-GAAP adjustments	(4,468)	(7,081)	126,182	(7,265)
Restructuring charges	2,112	—	8,840	5,704
Impairment expense	195,708	3,600	677,239	3,600
Impairment of lease related assets	—	—	2,189	—
Content and related assets charge	—	38,242	729	38,242
Gain on sale of strategic equity investment	—	—	(3,783)	—
Gain on early extinguishment of debt	—	(32,149)	—	(85,926)
Loss contingency	5,100	—	5,100	7,000
Transitional logistics charges	—	—	—	253
Non-GAAP net income	$9,846	$23,163	$65,935	$99,097

Weighted average shares used to compute net (loss) income per share, diluted	103,723	115,407	102,893	121,876
Effect of shares for stock plan activity	67	198	885	424
Effect of shares related to convertible senior notes	9,234	10,280	9,234	10,378
Non-GAAP weighted average shares used to compute non-GAAP net income per share, diluted	113,024	125,885	113,012	132,678

Net (loss) income per share, diluted	$(2.05)	$(0.16)	$(8.08)	$(0.24)
Adjustments	2.14	0.34	8.66	0.99
Non-GAAP net income per share, diluted	$0.09	$0.18	$0.58	$0.75

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Net cash provided by operating activities	$107,077	$168,714
Purchases of property and equipment	(61,659)	(57,298)
Proceeds from disposition of textbooks	—	9,787
Free cash flow	$45,418	$121,203

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

Three Months Ending December 31, 2024
Net loss	$(16,600)
Interest expense, net	500
Provision for income taxes	(1,700)
Depreciation and amortization expense	19,200
EBITDA	1,400
Share-based compensation expense	15,100
Other income, net	(7,200)
Acquisition-related compensation costs	200
Restructuring charges	18,100
Impairment of lease related assets	3,800
Content and related assets charge	1,600
Adjusted EBITDA	$33,000

* Adjusted EBITDA guidance for the three months ending December 31, 2024 represent the midpoint of the range of $32 million to $34 million, respectively.